As filed with the Securities and Exchange Commission on March 23, 2016

Registration No. 333-210137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	01-0609375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

George A. Villasana

Senior Vice President, General Counsel and Secretary

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joel T. May

Neil Simon

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

(404) 521-3939

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                     ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)           ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
6.0% Senior Subordinated Notes due 2024	$ 200,000,000	100%	$ 200,000,000	$ 20,140*
Guarantees of 6.0% Senior Subordinated Notes due 2024 (2)	—	—	—	—(3)
Total	$ 200,000,000	100%	$ 200,000,000	$ 20,140*

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2)	See inside facing page for registrant guarantors.
(3)	In accordance with Rule 457(n), no separate registration fee for the guarantees is payable.
*	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
AF Motors, L.L.C.	Delaware	5500	59-3604214
ANL, L.P.	Delaware	5500	59-3503188
Arkansas Automotive Services, L.L.C.	Delaware	5500	27-1386071
Asbury AR Niss L.L.C.	Delaware	5500	84-1666361
Asbury Atlanta AC L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta AU L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta BM L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Chevrolet L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Ford, LLC	Delaware	5500	38-3940402
Asbury Atlanta Hon L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Hund L.L.C.	Delaware	5500	32-0410122
Asbury Atlanta Inf L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Infiniti L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Jaguar L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta K L.L.C.	Delaware	5500	80-0921323
Asbury Atlanta Lex L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Nis L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Toy 2 L.L.C.	Delaware	5500	37-1732856
Asbury Atlanta Toy L.L.C.	Delaware	5500	26-2192047
Asbury Atlanta VB L.L.C.	Delaware	5500	46-1138538
Asbury Atlanta VL L.L.C.	Delaware	5500	58-2241119
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	5500	71-0817515
ASBURY AUTOMOTIVE ARKANSAS L.L.C.	Delaware	5500	71-0817514
ASBURY AUTOMOTIVE ATLANTA II L.L.C.	Delaware	5500	26-1923764
Asbury Automotive Atlanta L.L.C.	Delaware	5500	58-2241119
Asbury Automotive Brandon, L.P.	Delaware	5500	59-3584655
Asbury Automotive Central Florida, L.L.C.	Delaware	5500	59-3580818
Asbury Automotive Deland, L.L.C.	Delaware	5500	59-3604210
Asbury Automotive Fresno L.L.C.	Delaware	5500	03-0508496
Asbury Automotive Group L.L.C.	Delaware	5500	23-2790555
Asbury Automotive Jacksonville GP L.L.C.	Delaware	5500	59-3512660
Asbury Automotive Jacksonville, L.P.	Delaware	5500	59-3512662
Asbury Automotive Management L.L.C.	Delaware	5500	23-2790555
Asbury Automotive Mississippi L.L.C.	Delaware	5500	64-0924573
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	5500	56-2106587
Asbury Automotive North Carolina L.L.C.	Delaware	5500	52-2106838
Asbury Automotive North Carolina Management L.L.C.	Delaware	5500	52-2106838
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	5500	23-2983952
Asbury Automotive Oregon L.L.C.	Delaware	5500	52-2106837
Asbury Automotive Southern California L.L.C.	Delaware	5500	16-1676796
ASBURY AUTOMOTIVE ST. LOUIS II L.L.C.	Delaware	5500	26-2753770

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Asbury Automotive St. Louis, L.L.C.	Delaware	5500	43-1767192
Asbury Automotive Tampa GP L.L.C.	Delaware	5500	13-3990508
Asbury Automotive Tampa, L.P.	Delaware	5500	13-3990509
Asbury Automotive Texas L.L.C.	Delaware	5500	13-3997031
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware	5500	75-2760935
Asbury CH Motors L.L.C.	Delaware	5500	59-3185442
Asbury Deland Hund, LLC	Delaware	5500	46-5171161
Asbury Deland Imports 2, L.L.C.	Delaware	5500	59-3629420
Asbury Fresno Imports L.L.C.	Delaware	5500	03-0508500
Asbury Ft. Worth Ford, LLC	Delaware	5500	38-3942921
Asbury Jax AC, LLC	Delaware	5500	45-0551011
Asbury Jax Ford, LLC	Delaware	5500	47-3473001
Asbury Jax Holdings, L.P.	Delaware	5500	59-3516633
Asbury Jax Hon L.L.C.	Delaware	5500	02-0811016
Asbury Jax K L.L.C.	Delaware	5500	36-4572826
Asbury Jax Management L.L.C.	Delaware	5500	59-3503187
Asbury Jax VW L.L.C.	Delaware	5500	02-0811020
Asbury MS CHEV L.L.C.	Delaware	5500	06-1749057
Asbury MS Gray-Daniels L.L.C.	Delaware	5500	64-0939974
Asbury No Cal Niss L.L.C.	Delaware	5500	05-0605055
Asbury Sacramento Imports L.L.C.	Delaware	5500	33-1080505
Asbury SC JPV L.L.C.	Delaware	5500	27-3565233
Asbury SC LEX L.L.C.	Delaware	5500	27-3565101
Asbury SC TOY L.L.C.	Delaware	5500	27-3564690
ASBURY SO CAL DC L.L.C.	Delaware	5500	33-1080498
ASBURY SO CAL HON L.L.C.	Delaware	5500	33-1080502
Asbury So Cal Niss L.L.C.	Delaware	5500	59-3781893
Asbury South Carolina Real Estate Holdings L.L.C.	Delaware	5500	27-4085056
Asbury St. Louis Cadillac L.L.C.	Delaware	5500	43-1767192
ASBURY ST. LOUIS FSKR, L.L.C.	Delaware	5500	27-1076730
Asbury St. Louis Lex L.L.C.	Delaware	5500	43-1767192
Asbury St. Louis LR L.L.C.	Delaware	5500	43-1799300
Asbury St. Louis M L.L.C.	Delaware	5500	27-3214624
Asbury Tampa Management L.L.C.	Delaware	5500	59-3512657
ASBURY TEXAS D FSKR, L.L.C.	Delaware	5500	27-1076393
ASBURY TEXAS H FSKR, L.L.C.	Delaware	5500	27-1076640
Asbury-Deland Imports, L.L.C.	Delaware	5500	59-3604213
Atlanta Real Estate Holdings L.L.C.	Delaware	5500	58-2241119
Avenues Motors, Ltd.	Florida	5500	59-3381433
Bayway Financial Services, L.P.	Delaware	6141	59-3503190
BFP Motors L.L.C.	Delaware	5500	30-0217335
C & O Properties, Ltd.	Florida	5500	59-2495022
Camco Finance II L.L.C.	Delaware	6141	52-2106838
CFP Motors L.L.C.	Delaware	5500	65-0414571
CH Motors L.L.C.	Delaware	5500	59-3185442
CHO Partnership, Ltd.	Florida	5500	59-3041549
CK Chevrolet L.L.C.	Delaware	5500	59-3580820
CK Motors LLC	Delaware	5500	59-3580825
CN Motors L.L.C.	Delaware	5500	59-3185448

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Coggin Automotive Corp.	Florida	5500	59-1285803
Coggin Cars L.L.C.	Delaware	5500	59-3624906
Coggin Chevrolet L.L.C.	Delaware	5500	59-3624905
Coggin Management, L.P.	Delaware	5500	59-3503191
CP-GMC Motors L.L.C.	Delaware	5500	59-3185453
Crown Acura/Nissan, LLC	North Carolina	5500	56-1975265
Crown CHH L.L.C.	Delaware	5500	52-2106838
Crown CHO L.L.C.	Delaware	5500	84-1617218
Crown CHV L.L.C.	Delaware	5500	52-2106838
Crown FDO L.L.C.	Delaware	5500	04-3623132
Crown FFO Holdings L.L.C.	Delaware	5500	56-2182741
Crown FFO L.L.C.	Delaware	5500	56-2165412
Crown GAC L.L.C.	Delaware	5500	52-2106838
Crown GBM L.L.C.	Delaware	5500	52-2106838
Crown GCA L.L.C.	Delaware	5500	14-1854150
Crown GDO L.L.C.	Delaware	5500	52-2106838
Crown GHO L.L.C.	Delaware	5500	52-2106838
Crown GNI L.L.C.	Delaware	5500	52-2106838
Crown GPG L.L.C.	Delaware	5500	52-2106838
Crown GVO L.L.C.	Delaware	5500	52-2106838
Crown Honda, LLC	North Carolina	5500	56-1975264
Crown Motorcar Company L.L.C.	Delaware	5500	62-1860414
CROWN PBM L.L.C.	Delaware	5500	14-2004771
Crown RIA L.L.C.	Delaware	5500	52-2106838
Crown RIB L.L.C.	Delaware	5500	56-2125835
Crown SJC L.L.C.	Delaware	5500	81-0630983
Crown SNI L.L.C.	Delaware	5500	30-0199361
CSA Imports L.L.C.	Delaware	5500	59-3631079
ESCUDE-NN L.L.C.	Delaware	5500	64-0922808
ESCUDE-NS L.L.C.	Delaware	5500	64-0922811
ESCUDE-T L.L.C.	Delaware	5500	64-0922812
Florida Automotive Services L.L.C.	Delaware	5500	37-1514249
HFP Motors L.L.C.	Delaware	5500	06-1631102
JC Dealer Systems, LLC	Delaware	5500	58-2628641
KP Motors L.L.C.	Delaware	5500	06-1629064
McDavid Austin-Acra L.L.C.	Delaware	5500	11-3816170
McDavid Frisco-Hon L.L.C.	Delaware	5500	11-3816176
McDavid Grande, L.L.C.	Delaware	5500	11-3816168
McDavid Houston-Hon, L.L.C.	Delaware	5500	11-3816781
McDavid Houston-Niss, L.L.C.	Delaware	5500	11-3816172
McDavid Irving-Hon, L.L.C.	Delaware	5500	11-3816175
McDavid Outfitters, L.L.C.	Delaware	5500	11-3816166
McDavid Plano-Acra, L.L.C.	Delaware	5500	11-3816179
Mid-Atlantic Automotive Services, L.L.C.	Delaware	5500	27-1386312
Mississippi Automotive Services, L.L.C.	Delaware	5500	27-1386394
Missouri Automotive Services, L.L.C.	Delaware	5500	27-1386466
NP FLM L.L.C.	Delaware	5500	71-0819724
NP MZD L.L.C.	Delaware	5500	71-0819723
NP VKW L.L.C.	Delaware	5500	71-0819721
PLANO LINCOLN-MERCURY, INC.	Delaware	5500	75-2430953

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Precision Computer Services, Inc.	Florida	5500	59-2867725
Precision Enterprises Tampa, Inc.	Florida	5500	59-2148481
Precision Infiniti, Inc.	Florida	5500	59-2958651
PRECISION MOTORCARS, INC.	Florida	5500	59-1197700
Precision Nissan, Inc.	Florida	5500	59-2734672
Premier NSN L.L.C.	Delaware	5500	71-0819715
Premier Pon L.L.C.	Delaware	5500	71-0819714
Prestige Bay L.L.C.	Delaware	5500	71-0819719
Prestige TOY L.L.C.	Delaware	5500	71-0819720
Q Automotive Brandon FL, LLC	Delaware	5500	30-0814873
Q Automotive Cumming GA, LLC	Delaware	5500	35-2510345
Q Automotive Ft. Myers FL, LLC	Delaware	5500	35-2512091
Q Automotive Group L.L.C.	Delaware	5500	46-5095896
Q Automotive Jacksonville FL, LLC	Delaware	5500	35-2503996
Q Automotive Kennesaw GA, LLC	Delaware	5500	37-1768829
Q Automotive Orlando FL, LLC	Delaware	5500	37-1759677
Southern Atlantic Automotive Services, L.L.C.	Delaware	5500	37-1514247
Tampa Hund, L.P.	Delaware	5500	59-3512664
Tampa Kia, L.P.	Delaware	5500	59-3512666
Tampa LM, L.P.	Delaware	5500	52-2124362
Tampa Mit, L.P.	Delaware	5500	59-3512667
Texas Automotive Services, L.L.C.	Delaware	5500	27-1386537
Thomason Auto Credit Northwest, Inc.	Oregon	5500	93-1119211
Thomason Dam L.L.C.	Delaware	5500	93-1266231
Thomason FRD L.L.C.	Delaware	5500	93-1254703
Thomason Hund L.L.C.	Delaware	5500	93-1254690
Thomason Pontiac-GMC L.L.C.	Delaware	5500	43-1976952
WMZ Motors, L.P.	Delaware	5500	59-3512663
WTY Motors, L.P.	Delaware	5500	59-3512669

(1)	The address and phone number of each Registrant Guarantor is c/o Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097, (770) 418-8200.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-210137) of Asbury Automotive Group, Inc. and the additional registrants listed above, originally filed with the Commission on March 11, 2016, is being filed for the sole purpose of re-filing Exhibit 5.1, Exhibit 23.1 and Exhibit 23.4 and updating the Exhibit Index accordingly. This Amendment No. 1 does not relate to the contents of the prospectus that forms a part of the Registration Statement and, accordingly, the prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Registrants

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Asbury Automotive Group, Inc. has a provision in its certificate of incorporation eliminating such personal liability of its directors under such terms.

Unlike the certificate of incorporation of PLANO LINCOLN-MERCURY, INC., the certificate of incorporation of Asbury Automotive Group, Inc. indemnifies its directors and officers to the maximum extent allowed by Delaware law.

Asbury Automotive Group, Inc. has also entered into indemnification agreements with its directors and certain of its officers that require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. Asbury Automotive Group, Inc. and the other Delaware registrants also maintain liability insurance for the benefit of their directors and officers.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 18-1101(e) of the DLLCA provides a limited liability company may, through its limited liability company agreement, eliminate or limit any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement; provided, that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Section 6.3 of each of the limited liability company agreements of the limited liability companies listed below provides that each shall indemnify its members and any duly authorized agents of the company for all costs, losses, liabilities and damages paid or accrued by the members or duly authorized agents in connection with the business of the company to the fullest extent provided or allowed by the laws of Delaware. The company may, under the same section, advance costs of defense of any proceeding to the members or duly authorized agents. Section 6.2 of each of the limited liability company agreements of the limited liability companies listed below provides that the liability of its members (or that members’ officers, managers, or members) for any liability of the company or any claim against the members for actions taken by them as members shall be eliminated or limited to the fullest extent permitted by the DLLCA and other applicable law. Each of the following Delaware limited liability company registrants are subject to the foregoing provisions: AF Motors, L.L.C., Arkansas Automotive Services, L.L.C., Asbury AR Niss L.L.C., Asbury Atlanta AC L.L.C., Asbury Atlanta AU L.L.C., Asbury Atlanta BM L.L.C., Asbury Atlanta Chevrolet L.L.C., Asbury Atlanta Ford, LLC, Asbury Atlanta Hon L.L.C., Asbury Atlanta Hund L.L.C., Asbury Atlanta Inf L.L.C., Asbury Atlanta Infiniti L.L.C., Asbury Atlanta Jaguar L.L.C., Asbury Atlanta K L.L.C., Asbury Atlanta Lex L.L.C., Asbury Atlanta Nis L.L.C., Asbury Atlanta Toy 2 L.L.C., Asbury Atlanta Toy L.L.C., Asbury Atlanta VB L.L.C., Asbury Atlanta VL L.L.C., Asbury Automotive Arkansas Dealership Holdings L.L.C., ASBURY AUTOMOTIVE ARKANSAS L.L.C., ASBURY AUTOMOTIVE ATLANTA II L.L.C., Asbury Automotive Atlanta L.L.C., Asbury Automotive Central Florida, L.L.C., Asbury Automotive Deland, L.L.C., Asbury Automotive Fresno L.L.C., Asbury Automotive Group L.L.C., Asbury Automotive Jacksonville GP L.L.C., Asbury Automotive Management L.L.C., Asbury Automotive Mississippi L.L.C., Asbury Automotive North Carolina Dealership Holdings L.L.C., Asbury Automotive North Carolina L.L.C., Asbury Automotive North Carolina Management L.L.C., Asbury Automotive North Carolina Real Estate Holdings L.L.C., Asbury Automotive Oregon L.L.C., Asbury Automotive Southern California L.L.C., ASBURY AUTOMOTIVE ST. LOUIS II L.L.C., Asbury Automotive St. Louis, L.L.C., Asbury Automotive Tampa GP L.L.C., Asbury Automotive Texas L.L.C., Asbury Automotive Texas Real Estate Holdings L.L.C., Asbury CH Motors L.L.C., Asbury Deland Hund, LLC, Asbury Deland Imports 2, L.L.C., Asbury Fresno Imports L.L.C., Asbury Ft. Worth Ford, LLC, Asbury Jax AC, LLC, Asbury Jax Ford, LLC, Asbury Jax Hon L.L.C., Asbury Jax K L.L.C., Asbury Jax Management L.L.C., Asbury Jax VW L.L.C., Asbury MS CHEV L.L.C., Asbury MS Gray-Daniels L.L.C., Asbury No Cal Niss L.L.C., Asbury Sacramento Imports L.L.C., Asbury SC JPV L.L.C., Asbury SC LEX L.L.C., Asbury SC TOY L.L.C., ASBURY SO CAL DC L.L.C., ASBURY SO CAL HON L.L.C., Asbury So Cal Niss L.L.C., Asbury South Carolina Real Estate Holdings L.L.C., Asbury St. Louis Cadillac L.L.C., ASBURY ST. LOUIS FSKR, L.L.C., Asbury St. Louis Lex L.L.C., Asbury St. Louis LR L.L.C., Asbury St. Louis M L.L.C., Asbury Tampa Management L.L.C., ASBURY TEXAS D FSKR, L.L.C., ASBURY TEXAS H FSKR, L.L.C., Asbury-Deland Imports, L.L.C., Atlanta Real Estate Holdings L.L.C., BFP Motors L.L.C., Camco Finance II L.L.C., CFP Motors L.L.C., CH Motors L.L.C., CK Chevrolet L.L.C., CK Motors LLC, CN Motors L.L.C., Coggin Cars L.L.C., Coggin Chevrolet L.L.C., CP-GMC Motors L.L.C., Crown CHH L.L.C., Crown CHO L.L.C., Crown CHV L.L.C., Crown FDO L.L.C., Crown FFO Holdings L.L.C., Crown FFO L.L.C., Crown GAC L.L.C., Crown GBM L.L.C., Crown GCA L.L.C., Crown GDO L.L.C., Crown GHO L.L.C., Crown GNI L.L.C., Crown GPG L.L.C., Crown GVO L.L.C., Crown Motorcar Company L.L.C., CROWN PBM L.L.C., Crown RIA L.L.C., Crown RIB L.L.C., Crown SJC L.L.C., Crown SNI L.L.C., CSA Imports L.L.C., ESCUDE-NN L.L.C., ESCUDE-NS L.L.C., ESCUDE-T L.L.C., Florida Automotive Services L.L.C., HFP Motors L.L.C., JC Dealer Systems, LLC, KP Motors L.L.C., McDavid Austin-Acra L.L.C., McDavid Frisco-Hon L.L.C., McDavid Grande, L.L.C., McDavid Houston-Hon, L.L.C., McDavid Houston-Niss, L.L.C., McDavid Irving-Hon, L.L.C., McDavid Outfitters, L.L.C., McDavid Plano-Acra, L.L.C., Mid-Atlantic Automotive Services, L.L.C., Mississippi Automotive Services, L.L.C., Missouri Automotive Services, L.L.C., NP FLM L.L.C., NP MZD L.L.C., NP VKW L.L.C., Premier NSN L.L.C., Premier Pon L.L.C., Prestige Bay L.L.C., Prestige TOY L.L.C., Q Automotive Brandon FL, LLC, Q Automotive Cumming GA, LLC, Q Automotive Ft. Myers FL, LLC, Q Automotive Group L.L.C., Q Automotive Jacksonville FL, LLC, Q Automotive Kennesaw GA, LLC, Q Automotive Orlando FL, LLC, Southern Atlantic Automotive Services, L.L.C., Texas Automotive Services, L.L.C., Thomason Dam L.L.C., Thomason Frd L.L.C., Thomason Hund L.L.C., and Thomason Pontiac-GMC L.L.C.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) provides, in relevant part, that, subject to such standards and provisions, if any, as are set forth in its limited partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below provides that each may indemnify its partners, directors and officers of the partnership and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Delaware; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of: (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. Each of the following Delaware limited partnership registrants listed below are subject to the foregoing provisions: ANL, L.P., Asbury Automotive Brandon, L.P., Asbury Automotive Jacksonville, L.P., ASBURY AUTOMOTIVE TAMPA, L.P., Asbury Jax Holdings, L.P., Bayway Financial Services, L.P., Coggin Management, L.P., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P., and WTY Motors, L.P.

Oregon Registrant

Section 60.391 of the Oregon Business Corporation Act (the “OBCA”) provides, in relevant part, that a corporation may indemnify any director who is made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (i) the conduct of the individual was in good faith, (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; provided, however, that the corporation may not indemnify an individual in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) a proceeding that charged the director with and adjudicated the director liable for improperly receiving a personal benefit.

Section 60.394 of the OBCA provides that, unless otherwise limited by its articles of incorporation, a corporation shall indemnify any director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

In addition, Section 60.407 of the OBCA provides, in relevant part, that, unless a corporation’s articles of incorporation provide otherwise, any officer is entitled to such indemnification to the same extent as a director under Section 60.394.

Section 60.047 of the OBCA provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director except for liability for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under Section 60.367 of the OBCA (providing for personal liability in the event a director votes for or assents to an unlawful distribution), or (iv) any transaction from which the director derived an improper personal benefit. The articles of incorporation of Thomason Auto Credit Northwest, Inc. provide that such registrant both: (i) indemnifies its directors and officers to the maximum extent allowed by Oregon law and (ii) eliminates or limits the personal liability of its directors for their conduct as directors to the maximum extent allowed by Oregon law.

In addition, Thomason Auto Credit Northwest, Inc. may maintain liability insurance for the benefit of its directors and officers.

North Carolina Registrants

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, manager, or other company official if the person also is or was an interest owner at the time to which the claim relates and was acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under Section 57D-3-21 of the NCLLCA, as modified or eliminated by the operating agreement or (ii) otherwise imposed by this Chapter or other applicable law.

Section 6.3 of each of the limited liability company agreements of the limited liability companies listed below provides that each shall indemnify its members and any duly authorized agents of the company for all costs, losses, liabilities and damages paid or accrued by the members or duly authorized agents in connection with the business of the company to the fullest extent provided or allowed by the laws of North Carolina. The company may, under the same section, advance costs of defense of any proceeding to the members or duly authorized agents. Each of the following North Carolina limited liability company registrants are subject to the foregoing provisions: Crown Acura/Nissan, LLC and Crown Honda, LLC.

In addition, the North Carolina registrants may maintain liability insurance for the benefit of their directors and officers.

Florida Registrants

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) provides, in relevant part, that a corporation may indemnify any person who was or is a party to any proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of a corporation where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court. To the extent that any director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such person against expenses actually and reasonably incurred in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which the director, officer, employee, or agent derived an improper personal benefit, (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable, or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Each of the following Florida corporate registrants listed below are subject to the indemnification provision in accordance with Section 607.0850 of FBCA: Coggin Automotive Corp., Precision Computer Services, Inc., PRECISION ENTERPRISES TAMPA, INC., Precision Infiniti, Inc., PRECISION MOTORCARS, INC., and Precision Nissan, Inc.

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below provides that each may indemnify its partners, directors and officers of the partnership and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent permitted by law; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of: (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. In addition, Section 620.8401 of the Florida Revised Uniform Limited Partnership Act of 2005 requires a partnership to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property. Each of the following Florida limited partnership registrants listed below are subject to the foregoing provisions: Avenues Motors, Ltd., C&O Properties, Ltd., and CHO Partnership, LTD.

The Florida registrants may maintain liability insurance for the benefit of their directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The following exhibits are filed as part of this Form S-4:

4.1.	Indenture, dated as of December 4, 2014, by and among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed on Schedule I thereto and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2014)

4.2.	Form of 6.0% Senior Subordinated Note due 2024 (included as Exhibit A in Exhibit 4.1 and filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2014)

4.3	First Supplemental Indenture, dated as of July 29, 2015, by and among Asbury Automotive Group, Inc., Asbury Jax Ford, LLC and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

4.4	Second Supplemental Indenture, dated as of October 28, 2015, among Asbury Automotive Group, Inc., each of the guarantors named therein and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2015)

5.1.	Opinion of Jones Day

5.2.	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard L.L.P.*

5.3.	Opinion of Stoel Rives LLP*

12.1.	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1.	Consent of Jones Day (included in exhibit 5.1)

23.2.	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard L.L.P. (included in exhibit 5.2)*

23.3.	Consent of Stoel Rives LLP (included in exhibit 5.3)*

23.4.	Consent of Ernst & Young LLP

24.1.	Power of Attorney*

25.1.	Statement of Eligibility on Form T-1 of U.S. Bank National Association (filed as Exhibit 25.1 to the Company’s Registration Statement on Form S-4, File No. 333-200842, filed with the SEC on December 10, 2014)

99.1	Form of Letter of Transmittal*

*  Previously filed.

ITEM 22. UNDERTAKINGS.

Each of the undersigned registrants hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will each be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii)           the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv)           any other communication that is an offer in the offering made by such registrant to the purchaser.

(6)          That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)          To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)          To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Craig T. Monaghan	President, Chief Executive Officer and Director (principal executive officer)

*
Keith R. Style	Senior Vice President and Chief Financial Officer (principal financial officer)

*
William F. Stax	Controller and Chief Accounting Officer (principal accounting officer)

*
Thomas C. DeLoach, Jr.	Director and Non-Executive Chairman of the Board

* Joel Alsfine	Director

* Dennis E. Clements	Director

* Juanita T. James	Director

* Eugene S. Katz	Director

* Philip F. Maritz	Director

Signature	Title	Date

* Thomas J. Reddin	Director

* Scott L. Thompson	Director

*By:	/s/ George A. Villasana Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive Group L.L.C.

By:	Asbury Automotive Group, Inc., its sole member

	By:	/s/ Craig T. Monaghan
		Name:	Craig T. Monaghan
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Craig T. Monaghan	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial officer)

*
William F. Stax	Controller & Chief Accounting Officer (principal accounting officer)

*By:	/s/ George A. Villasana Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

PRECISION ENTERPRISES TAMPA, INC.

Precision Computer Services, Inc.

PLANO LINCOLN-MERCURY, INC.

Coggin Automotive Corp.

PRECISION MOTORCARS, INC.

Precision Nissan, Inc.

Precision Infiniti, Inc.

Thomason Auto Credit Northwest, Inc.

By:	/s/ David Hult
	Name:	David Hult
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President, Chief Executive Officer and Director (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*
Craig T. Monaghan	Director

*By:	/s/ George A. Villasana Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury CH Motors L.L.C. CP-GMC Motors L.L.C. HFP Motors L.L.C. CFP Motors L.L.C. BFP Motors L.L.C. CH Motors L.L.C. CN Motors L.L.C.

By:	Coggin Automotive Corp., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive North Carolina Real Estate Holdings L.L.C.

Asbury Automotive Southern California L.L.C.

Southern Atlantic Automotive Services, L.L.C.

Asbury Automotive Jacksonville GP L.L.C.

Asbury Automotive North Carolina L.L.C.

Mid-Atlantic Automotive Services, L.L.C.

Asbury Automotive Management L.L.C.

Mississippi Automotive Services, L.L.C.

Arkansas Automotive Services, L.L.C.

Asbury Automotive Mississippi L.L.C.

Asbury Automotive Tampa GP L.L.C.

Asbury Automotive St. Louis II L.L.C.

Missouri Automotive Services, L.L.C.

ASBURY AUTOMOTIVE ARKANSAS L.L.C.

Asbury Automotive St. Louis, L.L.C.

ASBURY AUTOMOTIVE ATLANTA II L.L.C.

Atlanta Real Estate Holdings L.L.C.

Texas Automotive Services, L.L.C.

Florida Automotive Services L.L.C.

Asbury Automotive Oregon L.L.C.

Asbury Automotive Atlanta L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Automotive Texas L.L.C.

By:	Asbury Automotive Group L.L.C., its sole member

	By:	/s/ Craig T. Monaghan
		Name:	Craig T. Monaghan
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Q Automotive Group L.L.C.

By:	Asbury Automotive Group L.L.C., its sole member

	By:	/s/ Craig T. Monaghan
		Name:	Craig T. Monaghan
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Casey S. Coffey	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Crown Acura/Nissan, LLC Crown Honda, LLC

By:	Asbury Automotive North Carolina Real Estate Holdings, L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

*
	David Hult	President and Chief Executive Officer (principal executive officer)

*
	Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana		March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury So Cal Niss L.L.C.
ASBURY SO CAL HON L.L.C.
ASBURY SO CAL DC L.L.C.

By:	Asbury Automotive Southern California L.L.C., its sole member

	By:	/s/ David Hult
Name: David Hult
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive Jacksonville, L.P.

By:	Asbury Automotive Jacksonville GP L.L.C., its sole general partner

	By:	Asbury Automotive Group L.L.C., its sole member

		By:	/s/ Craig T. Monaghan
Name: Craig T. Monaghan
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive North Carolina Dealership Holdings L.L.C.

By:	Asbury Automotive North Carolina L.L.C., its sole member

	By:	/s/ David Hult
Name: David Hult
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive North Carolina Management L.L.C.
Crown Motorcar Company L.L.C.
Crown FFO Holdings L.L.C.
Camco Finance II L.L.C.
Crown GDO L.L.C.
Crown GHO L.L.C.
Crown CHH L.L.C.
Crown GVO L.L.C.
Crown CHO L.L.C.
Crown GBM L.L.C.
Crown GCA L.L.C.
Crown CHV L.L.C.
Crown GAC L.L.C.
Crown GPG L.L.C.
CROWN PBM L.L.C.
Crown FDO L.L.C.
Crown GNI L.L.C.
Crown RIA L.L.C.
Crown RIB L.L.C.
Crown SJC L.L.C.
Crown SNI L.L.C.

By:	Asbury Automotive North Carolina Dealership Holdings L.L.C., its sole member

By:	/s/ David Hult
Name: David Hult
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Crown FFO L.L.C.

By:	Crown FFO Holdings, L.L.C., its sole member

	By:	/s/ David Hult
Name: David Hult
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury MS Gray-Daniels L.L.C.
Asbury MS CHEV L.L.C.
ESCUDE-NN L.L.C.
ESCUDE-NS L.L.C.
ESCUDE-T L.L.C.

By:	Asbury Automotive Mississippi L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

ASBURY AUTOMOTIVE TAMPA L.P.

By:	Asbury Automotive Tampa GP L.L.C., its sole general partner

	By:	Asbury Automotive Group L.L.C., its sole member

		By:	/s/ Craig T. Monaghan
			Name:	Craig T. Monaghan
			Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive Central Florida, L.L.C.
Asbury Automotive Deland, L.L.C.
Asbury Deland Imports 2, L.L.C.
Asbury Jax Management L.L.C.
Coggin Chevrolet L.L.C.
Asbury Jax Ford, LLC
Asbury Jax Hon L.L.C.
Asbury Jax VW L.L.C.
Asbury Jax AC, LLC
Asbury Jax K L.L.C.
CSA Imports L.L.C.
Coggin Cars L.L.C.
KP Motors L.L.C.

By:	Asbury Automotive Jacksonville L.P., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

CK Chevrolet L.L.C.
CK Motors LLC

By:	Asbury Automotive Central Florida, L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Deland Hund, LLC
AF Motors, L.L.C.

By:	Asbury Automotive Deland L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury-Deland Imports, L.L.C.

By:	Asbury Deland Imports 2, L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Jax Holdings, L.P. Bayway Financial Services, L.P. Coggin Management, L.P. C & O PROPERTIES, LTD. CHO Partnership, LTD. Avenues Motors, Ltd. ANL, L.P.

By:	Asbury Jax Management L.L.C., its sole general partner

	By:	Asbury Automotive Jacksonville L.P., its sole member

		By:	/s/ David Hult
			Name:	David Hult
			Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hult
David Hult	President and Chief Executive Officer (principal executive officer)

/s/ Keith R. Style
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury St. Louis Lex L.L.C.

By:	Asbury Automotive St. Louis II L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive Arkansas Dealership Holdings L.L.C.

By:	ASBURY AUTOMOTIVE ARKANSAS L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury AR Niss L.L.C. Premier NSN L.L.C. Prestige TOY L.L.C. Premier Pon L.L.C. Prestige Bay L.L.C. NP VKW L.L.C. NP MZD L.L.C. NP FLM L.L.C.

By:	Asbury Automotive Arkansas Dealership Holdings L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury St. Louis Cadillac L.L.C. ASBURY ST. LOUIS FSKR, L.L.C. Asbury St. Louis LR L.L.C. Asbury St. Louis M L.L.C.

By:	Asbury Automotive St. Louis, L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Atlanta Toy 2 L.L.C.

Asbury Atlanta Hund L.L.C.

Asbury Atlanta Toy L.L.C.

Asbury Atlanta Lex L.L.C.

Asbury Atlanta Ford, LLC

Asbury Atlanta K L.L.C.

Asbury SC LEX L.L.C.

Asbury SC TOY L.L.C.

Asbury SC JPV L.L.C.

By:	ASBURY AUTOMOTIVE ATLANTA II L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Thomason Pontiac-GMC L.L.C.
Thomason Hund L.L.C.
Thomason Dam L.L.C.
Thomason Frd L.L.C.

By:	Asbury Automotive Oregon L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury South Carolina Real Estate Holdings L.L.C.
Asbury Atlanta Chevrolet L.L.C.
Asbury Atlanta Jaguar L.L.C.
Asbury Atlanta Infiniti L.L.C.
Asbury Atlanta Hon L.L.C.
Asbury Atlanta Nis L.L.C.
Asbury Atlanta BM L.L.C.
Asbury Atlanta AU L.L.C.
Asbury Atlanta AC L.L.C.
Asbury Atlanta VB L.L.C.
Asbury Atlanta Inf L.L.C.
Asbury Atlanta VL L.L.C.

By:	Asbury Automotive Atlanta L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Sacramento Imports L.L.C.
Asbury Fresno Imports L.L.C.
Asbury No Cal Niss L.L.C.

By:	Asbury Automotive Fresno L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive Texas Real Estate Holdings L.L.C.
McDavid Houston-Niss, L.L.C.
McDavid Houston-Hon, L.L.C.
ASBURY TEXAS D FSKR, L.L.C.
ASBURY TEXAS H FSKR, L.L.C.
McDavid Austin-Acra L.L.C.
McDavid Plano-Acra, L.L.C.
Asbury Ft. Worth Ford, LLC
McDavid Irving-Hon, L.L.C.
McDavid Frisco-Hon L.L.C.
McDavid Outfitters, L.L.C.
McDavid Grande, L.L.C.

By:	Asbury Automotive Texas L.L.C., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana	March 23, 2016
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Automotive Brandon, L.P. Tampa Hund, L.P. WMZ Motors, L.P. WTY Motors, L.P. Tampa Kia, L.P. Tampa Mit, L.P. Tampa LM, L.P.

By:	Asbury Tampa Management L.L.C., its sole general partner

	By:	Asbury Automotive Tampa, L.P., its sole member

		By:	/s/ David Hult
			Name:	David Hult
			Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Q Automotive Jacksonville FL, LLC Q Automotive Kennesaw GA, LLC Q Automotive Cumming GA, LLC Q Automotive Ft. Myers FL, LLC Q Automotive Brandon FL, LLC Q Automotive Orlando FL, LLC

By:	Q Automotive Group L.L.C., its sole member

	By:	/s/ Casey S. Coffey
		Name:	Casey S. Coffey
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Casey S. Coffey	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on March 23, 2016.

Asbury Tampa Management L.L.C. JC Dealer Systems, LLC

By:	Asbury Automotive Tampa, L.P., its sole member

	By:	/s/ David Hult
		Name:	David Hult
		Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
David Hult	President and Chief Executive Officer (principal executive officer)

*
Keith R. Style	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ George A. Villasana
	Attorney-in-fact	March 23, 2016

Exhibit List

4.1.	Indenture, dated as of December 4, 2014, by and among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed on Schedule I thereto and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2014)

4.2.	Form of 6.0% Senior Subordinated Note due 2024 (included as Exhibit A in Exhibit 4.1 and filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2014)

4.3	First Supplemental Indenture, dated as of July 29, 2015, by and among Asbury Automotive Group, Inc., Asbury Jax Ford, LLC and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015)

4.4	Second Supplemental Indenture, dated as of October 28, 2015, among Asbury Automotive Group, Inc., each of the guarantors named therein and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2015)

5.1.	Opinion of Jones Day

5.2.	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard L.L.P.*

5.3.	Opinion of Stoel Rives LLP*

12.1.	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1.	Consent of Jones Day (included in exhibit 5.1)

23.2.	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard L.L.P. (included in exhibit 5.2)*

23.3.	Consent of Stoel Rives LLP (included in exhibit 5.3)*

23.4.	Consent of Ernst & Young LLP

24.1.	Power of Attorney*

25.1.	Statement of Eligibility on Form T-1 of U.S. Bank National Association (filed as Exhibit 25.1 to the Company’s Registration Statement on Form S-4, File No. 333-200842, filed with the SEC on December 10, 2014)

99.1	Form of Letter of Transmittal*

*	Previously filed.